                                                                   EXHIBIT 10.20

                               SUPPORT AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the    --   day of November, 1996.

B E T W E E N:
                       SOURCE MEDIA, INC.
                       a corporation subsisting under the laws
                       of the State of Delaware,

                       (hereinafter referred to as "Source"),

                                                              OF THE FIRST PART,

                                                - and -

                       CABLESHARE INC.,
                       a corporation subsisting under the laws
                       of the Province of Ontario,

                       (hereinafter referred to as "Cableshare"),

                                                             OF THE SECOND PART.

     WHEREAS pursuant to an arrangement agreement (the "Arrangement Agreement") dated as of November 13, 1996 between Source and Cableshare, the parties agreed that Source and Cableshare would execute and deliver a support agreement forthwith following the filing of articles of arrangement to give effect to the arrangement referred to therein, such support agreement to contain the terms and conditions set forth in Exhibit 5 to the Arrangement Agreement together with such other terms and conditions as may be customary for agreements of a similar nature and as may be agreed to by the parties to the Arrangement Agreement, acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by
articles of arrangement dated    --   , 1996 filed pursuant to the Business
Corporations Act (Ontario), each shareholder of Cableshare who properly elected to do so received Exchangeable Non-Voting Shares in the capital of Cableshare ("Exchangeable Shares") for the issued and outstanding Class A Subordinate Voting Shares in the capital of Cableshare ("Class A Shares") and the issued and outstanding Class B Multiple Voting Shares in the capital of Cableshare ("Class B Shares") held by such shareholder, in a ratio determined pursuant to the Arrangement Agreement;

     AND WHEREAS pursuant to the Arrangement, each other shareholder of Cableshare (other than those who properly exercised dissent rights and will become entitled to be paid the fair value of the Cableshare shares held by them and other than IT Network, Inc. and 997758 Ontario Inc. (the "Source Affiliates")), received issued and outstanding shares of the Common Stock of Source ("Source Common Shares"), in a ratio determined pursuant to the Arrangement Agreement in exchange for the issued and outstanding Class A Shares and Class B Shares held by such shareholder;

     AND WHEREAS pursuant to the Arrangement and immediately following the above-mentioned exchanges and conversions of shares, each issued and outstanding Class A Share and Class B Share was converted into one common share in the capital of Cableshare (a "Cableshare New Common Share");

     AND WHEREAS pursuant to the Arrangement and the exchanges and conversions of shares referred to above, Source holds all of the issued and outstanding shares of Cableshare other than the issued and outstanding Exchangeable Shares;

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     AND WHEREAS the above-mentioned articles of arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS the parties hereto desire to make appropriate provisions and to establish a procedure whereby Source will take certain actions and make certain payments and deliveries necessary to ensure that Cableshare will be able to make certain payments and to deliver or cause to be delivered Source Common Shares in satisfaction of the obligations of Cableshare under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices (as such terms are defined in the Share Provisions), all in accordance with the Share Provisions;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Share Provisions, unless the context requires otherwise.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or the City of Dallas, Texas.

                                   ARTICLE 2

                       COVENANTS OF SOURCE AND CABLESHARE

2.1 FUNDING OF CABLESHARE. So long as any Exchangeable Shares are outstanding, Source will:

      (a) not declare or pay any dividend on Source Common Shares unless Cableshare shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares;

      (b) cause Cableshare to declare simultaneously with the declaration of any dividend on Source Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Source Common Shares, cause Cableshare to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Share Provisions;

      (c) advise Cableshare sufficiently in advance of the declaration by Source of any dividend on Source Common Shares and take all such other actions as are necessary, in cooperation with Cableshare, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Share shall be the same as the record date, declaration date and payment date for the corresponding dividend on Source Common Shares;

      (d) ensure that the record date for any dividend declared on Source Common Shares is not less than 10 Business Days after the declaration date for such dividend;

      (e) provide or cause to be provided to Cableshare, by any means which Source deems appropriate from time to time, such assets, funds and other property as may be necessary in order that

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          Cableshare will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of all dividends on the Exchangeable Shares in accordance with the Share Provisions;

      (f) take all such actions and do all such things as are necessary or desirable to enable and permit Cableshare, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Cableshare, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit Cableshare to cause to be delivered Source Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions; and

      (g) take all such actions and do all such things as are necessary or desirable to enable and permit Cableshare, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit Cableshare to cause to be delivered Source Common Shares to the holders of Exchangeable Shares, upon the redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or 7 of the Share Provisions, as the case may be.

2.2 SEGREGATION OF FUNDS. Upon Source providing or causing to be provided to Cableshare any funds, assets or other property in accordance with section 2.1, Cableshare will deposit such funds in a separate account and segregate such assets and other property, and will use such funds, assets and other property exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable.

2.3 RESERVATION OF SOURCE COMMON SHARES. Source hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Source Common Shares (or other shares or securities into which Source Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of
(i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Cableshare to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Share Provisions and under any other security or commitment pursuant to which Source may now or hereafter be required to issue Source Common Shares.

2.4 NOTIFICATION OF CERTAIN EVENTS. In order to assist Source to comply with its obligations hereunder, Cableshare will give Source notice of each of the following events at the time set forth below:

      (a) in the event of any determination by the Board of Directors of Cableshare to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Cableshare or to effect any other distribution of the assets of Cableshare among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

      (b) immediately, upon the earlier of receipt by Cableshare of notice of and Cableshare otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Cableshare or to effect any other distribution of the assets of Cableshare among its shareholders for the purpose of winding up its affairs;

      (c) immediately, upon receipt by Cableshare of a Retraction Request;

      (d) at least 130 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of Cableshare in accordance with the Share Provisions; and

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      (e) as soon as practicable upon the issuance by Cableshare of any
          Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares upon the conversion of outstanding Class A Shares or Class B Shares pursuant to the Arrangement).

2.5 DELIVERY OF SOURCE COMMON SHARES. In furtherance of its obligations under sections 2.1(f) and (g) hereof, upon notice from Cableshare of any event which requires Cableshare to cause to be delivered Source Common Shares to any holder of Exchangeable Shares, Source shall forthwith issue and deliver the requisite Source Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as Cableshare shall direct. All such Source Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance of each such Source Common Share by Source, Cableshare shall issue to Source or as Source shall direct, Cableshare New Common Shares having equivalent value.

2.6 QUALIFICATION OF SOURCE COMMON SHARES. If any Source Shares (or other shares or securities into which Source Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement before such shares (or such other shares or securities) may be issued and delivered by Source at the direction of Cableshare to the initial holder thereof or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" or affiliate of Source for purposes of United States federal or state securities law), Source will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Source Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved. Source will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause all Source Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Source Common Shares (or such other shares or securities) are listed, quoted or posted for trading at such time.

2.7    ECONOMIC EQUIVALENCE.

      (a) Source will not without prior approval of Cableshare and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

          (i) issue or distribute Source Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Source Common Shares) to the holders of all or substantially all of the then outstanding Source Common Shares by way of stock dividend or other distribution, other than an issue of Source Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Source Common Shares) to holders of Source Common Shares who exercise an option to receive dividends in Source Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Source Common Shares) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Source Common Shares entitling them to subscribe for or to purchase Source Common Shares (or securities exchangeable for other convertible into or carrying rights to acquire Source Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Source Common Shares (A) shares or securities of Source of any class other than Source Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Source Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of Source or (D) assets of Source;

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

          unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Source in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

      (b) Source will not without the prior approval of Cableshare and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

          (i) subdivide, redivide or change the then outstanding Source Common Shares into a greater number of Source Common Shares; or

          (ii) reduce, combine or consolidate or change the then outstanding Source Common Shares into a lesser number of Source Common Shares; or

          (iii) reclassify or otherwise change Source Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Source Common Shares;

          unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

      (c) Source will ensure that the record date for any event referred to in section 2.7(a) or (b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by Source (with simultaneous notice thereof to be given by Source to Cableshare).

      (d) The Board of Directors of Cableshare shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board may require), economic equivalence for the purposes of any event referred to in section 2.7(a) or (b) above and each such determination shall be conclusive and binding on Source. In making each such determination, the following factors shall, without excluding other factors determined by the Board to be relevant, be considered by the Board of Directors of Cableshare:

          (i) in the case of any stock dividend or other distribution payable in Source Common Shares, the number of such shares issued in proportion to the number of Source Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Source Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Source Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of Cableshare in the manner above contemplated) of a Source Common Share;

          (iii) in the case of the issuance or distribution of any other form of property (including without limitation) any shares or securities of Source of any class other than Source Common Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Source or any assets of Source), the relationship between the fair market value (as determined by the Board of Directors of Cableshare in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Source Common Share and the current market value (as determined by the Board of Directors of Cableshare in the manner above contemplated) of a Source Common Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding Source Common Shares into a greater number of Source Common Shares or the reduction, combination or consolidation or change of the then outstanding Source Common Shares

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               into a lesser number of Source Common Shares or any amalgamation, merger, reorganization or other transaction affecting Source Common Shares, the effect thereof upon the then outstanding
               Source Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Source Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

          For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of Cableshare the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of Cableshare, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board may require), and provided further that any such determination by the Board shall be conclusive and binding on Source.

2.8 TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Source Common Shares (an "Offer") is proposed by Source or is proposed to Source or its shareholders and is recommended by the Board of Directors of Source, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Source, Source will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Source Common Shares, without discrimination. Without limiting the generality of the foregoing, Source will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Cableshare (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.9 OWNERSHIP OF OUTSTANDING SHARES. Without the prior approval of Cableshare and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, Source covenants and agrees in favour of Cableshare that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Source or any of its Affiliates, Source will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Cableshare.

2.10 SOURCE NOT TO VOTE EXCHANGEABLE SHARES. Source covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Source and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Source further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Business Corporations Act (Ontario) (or any successor or other corporate statute by which Cableshare may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

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                                   ARTICLE 3

                                    GENERAL

3.1 TERM. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than Source and any of its Affiliates.

3.2 CHANGES IN CAPITAL OF SOURCE AND CABLESHARE. At all times after the occurrence of any event effected pursuant to sections 2.7 and 2.8 hereof, as a result of which either Source Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Source Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by Cableshare and Source and approved by the holders of the Exchangeable Shares in accordance with Section
10.2 of the Share Provisions.

3.5 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

      (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

      (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of Cableshare and Source, it may be expedient to make, provided that each such Board of Directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

      (c) making such changes or corrections which, on the advice of counsel to Cableshare and Source, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Cableshare and Source shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 MEETING TO CONSIDER AMENDMENTS. Cableshare, at the request of Source, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of Cableshare, the Share Provisions and all applicable laws.

3.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 ENUREMENT. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

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3.9    NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

      (a)  if to Source at:

           Source Media, Inc.
           8140 Walnut Hill Lane
           Suite 1000
           Dallas, Texas 75231
           U.S.A.

           Attention: Chairman and CEO
           Telecopier: (214) 890-9132

      (b)  if to Cableshare at:

           Cableshare Inc.
           150 Dufferin Avenue
           Suite 906
           London, Ontario
           Canada N6A 5N6

           Attention: President
           Telecopier: (519) 663-0339

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.12 ATTORNMENT. Source agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Cableshare at its registered office in the Province of Ontario as Source's attorney for service of process.

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      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                            SOURCE MEDIA, INC.

                                            by
                                              ---------------------------------

                                            -----------------------------------


                                            CABLESHARE INC.

                                            by
                                              ---------------------------------

                                            -----------------------------------

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